Exhibit 32     Section 1350 Certifications
      In connection with the Annual Report on Form 10-K of Pinnacle Airlines Corp. (the “Company”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 14, 2005

/s/ Philip H. Trenary

Philip H. Trenary
President and Chief Executive Officer

/s/ Peter D. Hunt

Peter D. Hunt
Vice President and Chief Financial Officer